EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-109183, 333-110678, 333-113192, 333-117441, 333-117443, 333-125901, 333-130091, and 333-141719 on Form S-3 and Registration Statements No. 333-119690, 333-109917, 333-99645, 333-74124, 333-55364, 333-34202, and 333-42952 on Form S-8 of (1) our report dated September 4, 2007, relating to the consolidated financial statements and financial statement schedule of Avanex Corporation and subsidiaries (the “Company”)(which report expresses an unqualified opinion and includes explanatory paragraphs regarding the change in the Company’s method of accounting for defined benefit pension and other postretirement plans upon the adoption of Financial Accounting Standards Board (“FASB”) statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R) and the change in the Company’s method of accounting for stock compensation upon the adoption of FASB Statement No. 123(R), Share-Based Payment, as described in Note 1 to the consolidated financial statements), and (2) our report dated September 4, 2007, relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Avanex Corporation for the year ended June 30, 2007.

/s/    Deloitte & Touche LLP

San Jose, California

September 4, 2007